UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☐                            Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Duckwall-ALCO Stores, Inc.

(Name of Registrant as Specified In Its Charter)

Strongbow Capital, Ltd.

Strongbow Capital Management, Ltd.

Raymond A.D. French

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

On February 14, 2008 Strongbow Capital, Ltd., Strongbow Capital Management, Ltd. and Raymond A.D. French filed a Schedule 13D (“Schedule 13D”) that included Item 4 stating the following:

Item 4 is hereby amended by adding the following:

The Filing Parties have concluded that the present chairman of the board of directors of the Company (“Board”) is not providing adequate support for the measures that are needed to enable shareholders to achieve a reasonable return on their investment. Therefore, the Filing Parties believe that the Board should appoint another director to replace Mr. Gfeller as chairman of the Board.

STRONGBOW CAPITAL, LTD., STRONGBOW CAPITAL MANAGEMENT, LTD. AND RAYMOND A.D. FRENCH (THE “PARTICIPANTS”) INTEND TO NOMINATE A SLATE OF DIRECTORS FOR ELECTION TO THE BOARD OF DUCKWALL-ALCO STORES, INC. (THE “COMPANY”) AND INTEND TO MAKE OTHER PROPOSALS AT THE COMPANY’S 2008 ANNUAL MEETING AND INTEND TO FILE A PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) RELATING TO THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY IN CONNECTION WITH SUCH NOMINATIONS AND PROPOSALS. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE COMPANY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF THE COMPANY AND WILL BE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION IS CONTAINED IN EXHIBIT 1 HERETO.

Exhibit 1

Participants

The participants in the solicitation of proxies (the “Participants”) are the following: Strongbow Capital, Ltd. (“Strongbow”), Strongbow Capital Management, Ltd. (“SCM”) and Raymond A.D. French (“Mr. French”).

Strongbow is a limited liability company organized under the laws of the Cayman Islands, British West Indies. Strongbow is an investor in equity securities. Strongbow is managed by its Board of Directors, which is composed of Mr. French and Raymond J.R. French.

SCM is a limited liability company organized under the laws of the Cayman Islands, British West Indies. SCM acts as an investment manager to Strongbow. SCM is the sole owner of the voting shares and the controlling entity of Strongbow.

Mr. French is a citizen of the Republic of Ireland. Mr. French is Chairman of SCM, Managing Director of SCM and the controlling person of SCM and has full discretion and authority to make all investment and voting decisions for Strongbow and SCM.

Strongbow directly and beneficially owns 543,517 shares of common stock (“Strongbow Shares”) in Duckwall-ALCO Stores, Inc. (the “Company”), which represents approximately 14.3% of the outstanding shares of the Company’s common stock, based on the Form 10-Q filed by Duckwall on December 6, 2007. By virtue of their relationships to Strongbow, SCM and Mr. French have shared power to vote and to dispose or to direct the disposition of the Strongbow Shares and beneficially own the Strongbow Shares.